Exhibit 23
                                                       PricewaterhouseCoopers
                                                      2400 Eleven Penn Center
                                                        Philadelphia PA 19103
                                                     Telephone (215) 963 8000
                                                     Facsimile (215) 963 8700
                                                  Direct phone (410) 783-8832
                                                    Direct fax (410) 783-7612



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Progress Financial Corporation related to the Progress Financial Restricted Stock Award Plan of our report dated January 22, 1998, on our audits of the consolidated financial statements of Progress Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Progress Financial Corporation's 1997 Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

February 12, 1999